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EXHIBIT 3.1
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                            ARTICLES OF INCORPORATION
                                       OF
                         TRITON ACQUISITION CORPORATION

     That I, the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, hereby adopts the following Articles of Incorporation:

                                 ARTICLE I   NAME

     The name of this Corporation is Triton Acquisition Corporation.

                               ARTICLE II   DURATION

     The duration of this Corporation is perpetual.

                              ARTICLE III   PURPOSES

     The Corporation is organized and authorized to pursue any lawful purpose or purposes which may be undertaken or carried on by a corporation under the laws of the State of Nevada and to engage in any active, lawful business or pursuit.

     The Corporation shall further have all powers specified in Sections 78.060,
78.065 and 78.070 of the Nevada Revised Statutes, and any amendments thereto.

                                ARTICLE IV   STOCK

     The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of common stock, with a par value of $.0001 per share. The common stock of the Corporation shall be of the same class and shall have the same rights and preferences. All fully paid shares of stock of this Corporation shall not be liable to any further call or assessment.

     The Corporation shall have the authority to issue Ten Million (10,000,000) shares of Preferred Stock, with a par value of $.0001 per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

                               ARTICLE V   AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                          ARTICLE VI SHAREHOLDER   RIGHTS

     The authorized stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this Corporation and cumulative voting is denied.

                     ARTICLE VII   INITIAL OFFICE AND AGENT

     The address of the initial registered office of the Corporation is CSC Services of Nevada, Inc., 502 East John, Carson City, Nevada 89706, and the name of the Corporation's initial resident agent at such address is CSC Services of Nevada, Inc., 502 East John, Carson City, Nevada 89706.


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                            ARTICLE VIII   DIRECTORS

     The number of Directors constituting the initial Board of Directors of this Corporation shall be two (2) in number, provided, however, that the number of directors may be changed from time to time by a provision of the Bylaws, but in no event shall the number of directors be less than two (2) or more than ten
(10).

     The names and addresses of the initial board of directors who shall hold office until the first annual meeting of shareholders, or until their successors are elected and qualified are:

                                      Glenn A. Little
                                      211 West Wall Street
                                      Midland, Texas 79701

                                      Matthew Blair
                                      211 West Wall Street
                                      Midland, Texas 79701

                    ARTICLE IX   INCORPORATOR

     The name and address of the incorporator is: Eric Newlan, Esquire, Newlan & Newlan, Attorneys at Law, 2512 Program Drive, Suite 101, Dallas, Texas 75220.

            ARTICLE X   LIMITATION OF LIABILITY: DIRECTORS AND OFFICERS

     No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that this ARTICLE X shall not eliminate or limit the liability of a director or officer for:

     (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     (b) the payment of dividends in violation of law.

     Any repeal or modification of this ARTICLE X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification for any breach covered by this ARTICLE X which occurred prior to such repeal or modification.

                 ARTICLE XI   RELIANCE BY OFFICERS AND DIRECTORS

     Each director, officer or member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected and absolved from liability in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, an independent public accountant or by an appraiser or an investment banker selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. This ARTICLE XI is in addition to and shall not in any manner limit the scope of the director and officer liability limitation in ARTICLE X.

             ARTICLE XII   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assignees, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own gross negligence or wilful misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.


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       ARTICLE XIII   COMMON DIRECTORS: TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies such contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; (c) the contract or transaction is fair and reasonable to the Corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

     DATED this 16th day of April, 1998.


                                            /s/ Eric Newlan
                                                -------------
                                                Eric Newlan
                                                Incorporator

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     I, the undersigned, being first duly sworn on oath, deposes and says: That I am the incorporator hereinbefore named; that I have read the foregoing Articles of Incorporation and know the contents thereof and that the same are true to the best of my knowledge, except as to matters therein stated upon information and belief, and as to those, I believe them to be true.



                                            /s/ Eric Newlan
                                                -------------
                                                Eric Newlan

     On the 16th day of April, 1998, personally appeared before me, Eric Newlan, signer of the above Articles of Incorporation, who duly acknowledged to me that he executed same.



                                            /s/
                                                Notary Public